SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12.

PHONETEL TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

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PHONETEL TECHNOLOGIES, INC.

North Point Tower, 7th Floor

1001 Lakeside Avenue
Cleveland, OH 44114-1195
(216) 241-2555

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, JULY 18, 2000

To the Shareholders of PhoneTel Technologies, Inc.:

      The Annual Meeting of Shareholders of PhoneTel Technologies, Inc. (the “Company”), an Ohio Corporation, will be held at North Point Tower Amphitheater, 1001 Lakeside Avenue, Cleveland, Ohio 44114, on Tuesday, July 18 at 2:00 p.m. local time, for the following purposes:

1.	To elect five Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

2.	To approve an amendment to the Amended and Restated Articles of Incorporation of the Company to increase from 15,000,000 to 45,000,000 the number of shares of common stock that the Company shall have authority to issue.

3.	To approve an amendment to the Amended and Restated Articles of Incorporation of the Company to provide for authority to issue 5,000,000 shares of preferred stock.

4.	To approve an amendment to the PhoneTel Technologies, Inc. 1999 Management Incentive Plan, increasing the number of shares of common stock available for issuance under the Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on June 9, 2000 will be entitled to vote at the Annual Meeting and at any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting. The Company urges you to assure your representation at the Annual Meeting by signing and returning the enclosed proxy in the postage prepaid envelope provided. The giving of this proxy does not affect your right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors

RICHARD P. KEBERT
Secretary

Cleveland, Ohio

June 16, 2000

PHONETEL TECHNOLOGIES, INC.

North Point Tower, 7th Floor

1001 Lakeside Avenue
Cleveland, Ohio 44114-1195

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JULY 18, 2000

Matters To Be Considered At The Meeting

      This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of PhoneTel Technologies, Inc. (the “Company” or “PhoneTel”) for use at the Annual Meeting of Shareholders to be held on July 18, 2000 or at any adjournment thereof (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy, together with the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 are first being mailed on or about June 16, 2000 to the shareholders of record as of the close of business on June 9, 2000. The Company will pay the cost of soliciting proxies.

      The only business which the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in the attached Notice of Annual Meeting of Shareholders. If any other matters are properly presented at the Meeting for action to be taken thereon, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Voting, Proxies and Revocability

      Shareholders of record at the close of business on June 9, 2000 are entitled to notice of and to vote at the Meeting. Each shareholder of record is entitled to one vote on each matter for each share then held of the Company’s common stock, $.01 par value per share (“Common Stock”). As of the close of business on June 9, 2000, the Company had 10,188,630 shares of Common Stock outstanding.

      A majority of the shares of Common Stock entitled to vote at the Meeting must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Proxies marked as abstentions and broker non-votes will be considered as present at the Meeting for purposes of determining the existence of a quorum.

      Abstentions and broker non-votes will have no effect on Proposal 1, the election of the Board’s nominees to the Board of Directors. The affirmative vote of the majority of the outstanding shares of Common Stock is required to approve Proposals 2 and 3, the amendments to the Amended and Restated Articles of Incorporation. Abstentions and broker non-votes will have the same effect as a negative vote with respect to the voting on Proposals 2 and 3. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required to adopt Proposal 4, the amendment to the 1999 Management Incentive Plan. With respect to Proposal 4, abstentions will have the same effect as a negative vote and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the results of the vote.

      Executed proxies which are returned will be voted as specified therein. If no specification is made, such executed proxies will be voted FOR the election as Directors of the nominees as specified herein; FOR the approval of the proposed amendments to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) increasing the number of authorized shares of Common Stock from 15,000,000 to 45,000,000 and providing the authority to issue 5,000,000 shares of preferred stock, without par value (“Preferred Stock”); and FOR approval of the proposed amendment to the PhoneTel Technologies, Inc. 1999 Management Incentive Plan increasing the number of shares of Common Stock available for issuance thereunder.

      A shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing, with the Secretary of the Company at the above address, either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically with respect to any proposed action if the shareholder who executed it is present at the Meeting and votes in person on that proposal.

      The Meeting may be adjourned and additional proxies solicited if, at the time of the Meeting, the votes necessary to approve any of the proposed actions have not been obtained. Any adjournment of the Meeting will require the affirmative vote of a majority of the shares of Common Stock represented at the Meeting, in person or by proxy, even if less than a quorum.

Proposal 1

ELECTION OF DIRECTORS

      The Company’s Amended and Restated Code of Regulations provides for a Board of Directors consisting of five (5) Directors. The Amended and Restated Code of Regulations provides that the Board may, from time to time, increase or decrease the number of Directors.

      The Board of Directors of the Company has designated Thomas M. Barnhart II, John D. Chichester, Eugene I. Davis, Peter G. Graf and Kevin Schottlaender as nominees for election as Directors of the Company. Each of the nominees was appointed to their current Director position pursuant to the terms and conditions of a prepackaged plan of reorganization (the “Prepackaged Plan of Reorganization”), which was confirmed by the United States Bankruptcy Court for the Southern District of New York and consummated effective November 17, 1999. The nominees elected at the Meeting shall serve until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

      Shareholders are entitled to one vote for each share of Common Stock held in their name of record as of the close of business on June 9, 2000. The five (5) candidates receiving the most votes cast by shareholders, in person or by proxy, at the Meeting shall be elected Directors. Under the Ohio General Corporation Law, if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than forty-eight (48) hours before the time fixed for holding the Meeting, that the shareholder desires that the voting for election of Directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the chairman or the secretary of the Meeting or by or on behalf of the shareholder giving such notice, each shareholder will have cumulative voting rights. If cumulative voting rights are invoked, then each shareholder shall be entitled to as many votes as shall equal the number of shares of Common Stock he or she owns multiplied by the number of Directors to be elected, and the shareholder may cast all of such votes for a single nominee or any two or more nominees, as the shareholder may desire.

      Proxies solicited hereunder granting authority to vote on the election of Directors will be voted for the election by shareholders of each of the nominees for election as Directors. An abstention from voting any share, or a broker non-vote with respect to the election of any nominee for Director, will not affect the election of Directors. In the event that cumulative voting is in effect, the persons authorized in the enclosed form of proxy and acting thereunder shall select, and said persons shall have the authority to cumulate such voting power as they possess and distribute their votes among the nominees so as to assure the election of as many such nominees as possible. In the event that any of the nominees becomes unavailable for any reason prior to the Meeting, the persons authorized in the enclosed form of proxy and acting thereunder may either vote such shares for a substitute nominee or for a reduced number of nominees, as they may deem advisable. The Company, however, has no reason to believe that any of the nominees will not be available.

Biographical Information Concerning Current Directors and Nominees

      The table below sets forth the names and ages of the Directors of the Company as of April 30, 2000 and their positions, offices and business experience during the past five years.

Tenure as Director and Positions,
Name and Age	Offices and Business Experience During Last Five Years

Thomas M. Barnhart II, Age 38	Served as Chairman of the Board and a Director of the Company since November 1999. Since prior to 1995, Mr. Barnhart has been Senior Vice President of Pacholder Associates, Inc., a financial advisory and money management firm. Mr. Barnhart is Chairman and a Director of Allis Chalmers Corporation.

John D. Chichester, Age 51	Served as a Director of the Company since November 1999. Served as President and Chief Executive Officer since March 1999. Prior to joining the Company, Mr. Chichester served as a Director and Executive Vice President of Urban Telecommunications, Inc. and continues to serve in that capacity. From 1970 to 1992, Mr. Chichester held various positions with the Public Communications Department of NYNEX, including Director of Operations where he directed that company’s payphone operations.

Eugene I. Davis, Age 45	Served as a Director of the Company since November 1999. Mr. Davis has been a Director, Chairman and Chief Executive Officer of Murdock Communications Corporation, a company operating in the communications industry, since January 2000 and Chairman and Chief Executive Officer of Pirinate Consulting Group, L.L.C., a consulting firm, from 1999 to present. From 1998 to 1999, he was Chief Operating Officer of Totaltel USA Communications, a company engaged in the telecommunications business. From 1990 until 1997, Mr. Davis was a Director of Emerson Radio Corporation, a company engaged in the electronics business. He also served as President of Emerson Radio Corporation from 1992 to 1997 and as Vice Chairman from 1996 to 1997. From 1996 to 1997, Mr. Davis was a Director, Chief Executive Officer and Vice-Chairman of Sport Supply Group, a company engaged in the sporting goods industry. Mr. Davis is a Director of Eagle Geophysical, Inc., Coho Energy, Inc., and Tipperary Corporation, and serves on the Council of Advisors to P.P.M. America Special Investment Funds.

Tenure as Director and Positions,
Name and Age	Offices and Business Experience During Last Five Years

Peter G. Graf, Age 62	Served as a Director of the Company since July 1995. Mr. Graf also served as Chairman of the Company from July 1995 to November 1999, and served as Chief Executive Officer from July 1995 to March 1999. Mr. Graf is licensed as an attorney and certified public accountant and serves as an officer and/or director of various privately-held companies and as the Managing Partner of Graf, Repetti & Company, an accounting firm.

Kevin Schottlaender, Age 40	Served as a Director of the Company since November 1999. Mr. Schottlaender has been President, Director and Chief Executive Officer of Global Interactive Communications Corp., a telecommunications company serving the multi-family housing industry, from December 1998 to present. From June 1996 to December 1998, he was President, Director and Chief Executive Officer of Interactive Cable Systems, a telecommunications company serving the multi-family housing industry. From June 1994 to June 1996, Mr. Schottlaender was President-FMS and Senior Vice President-Technology of Shared Technologies Fairchild, Inc., a company serving the shared tenant services industry.

Meetings and Committees of the Board of Directors

      During 1999, the Board of Directors held four meetings and took action by unanimous written consent on two other occasions. Effective November 16, 1999, pursuant to the Company’s Prepackaged Plan of Reorganization, the Board of the Company was reorganized such that four new directors and Mr. Graf were appointed to serve as the members of the Board of Directors. The reorganized Board of Directors conducted its first meeting on November 16, 1999.

      From January 1, 1999 through November 15, 1999, the Board of Directors of the Company had a Compensation Committee, a Nominating Committee and an Audit Committee, none of which held any meetings during that time period. Effective November 16, 1999, the Board of Directors appointed new members to the Compensation Committee and Audit Committee, neither of which held any meetings during the remainder of 1999.

      The Compensation Committee has the authority to decide upon and make recommendations to the Board of Directors with respect to executive compensation matters. Thomas M. Barnhart II, Peter G. Graf and Kevin Schottlaender are members of the Compensation Committee. Kevin Schottlaender was elected as Chairman of the Compensation Committee. The Compensation Committee is the Plan Committee under the Company’s 1999 Management Incentive Plan.

      The Audit Committee has the authority to recommend to the Board of Directors the independent accountants to audit the Company’s financial statements, to meet with the independent accountants and to review the Company’s financial statements, results of audits and fees charged. Thomas M. Barnhart II, Eugene I. Davis and Peter G. Graf are members of the Audit Committee. Thomas M. Barnhart II was elected as Chairman of the Audit Committee.

      The Company does not have a standing Nominating Committee.

      During the period in 1999 in which they served, all Directors attended at least 75% of the aggregate total number of the meetings of the Board and Committees on which they served.

Compensation of Directors

      The Company’s Amended and Restated Code of Regulations provides that the Board of Directors may compensate Directors for serving on the Board and reimburse them for any expenses incurred as a result of Board meetings. From January 1, 1999 to November 15, 1999, the members of the Board of Directors received no compensation for their service as Directors. On November 16, 1999, the Board authorized quarterly cash compensation payments to each non-employee director of $5,000, with an additional quarterly cash payment of $1,000 to the Chairman of the Board, to take effect for the quarter ended December 31, 1999. The Board also authorized the issuance of 20,000 options to purchase Common Stock of the Company to each non-employee Director, with an additional issuance of 5,000 options to the Chairman of the Board. On December 27, 1999, the Company granted such options to the non-employee Directors as additional compensation for services rendered during the 1999-2000 service year. Such options vested on the date of grant, were exercisable immediately at an exercise price of $1.14 per share and have a term of three (3) years.

Compensation Committee Interlocks and Insider Participation

      Peter G. Graf served as a member of the Compensation Committee of the Board of Directors during 1999 and also served as Chief Executive Officer of the Company until March 30, 1999 and as Chairman until November 16, 1999. Mr. Graf received no separate monetary compensation for his services during 1999 as Chairman and Chief Executive Officer.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee of the Board of Directors (the “Committee”) is composed of three non-employee Directors, including the Company’s Chairman of the Board. The Committee is responsible for reviewing and approving the compensation paid to executive officers of the Company, including salaries, bonuses and stock options. Following review and approval by the Committee, action pertaining to executive compensation is reported to the full Board of Directors for further consideration.

  Compensation Philosophy

      The Company’s compensation of executive officers and its philosophy regarding executive compensation is comprised of the following characteristics:

(i)	Competitive base salary;

(ii)	Granting stock options as a portion of the total compensation, which vest over a certain number of years and have an exercise price equal to the market price on the date of grant; and

(iii)	Granting performance-based bonuses.

      Given the Company’s recent financial difficulties, consolidation in the market place, ongoing federal legislation and competitive conditions affecting the pay telephone industry, the Company believes its executive compensation should be designed to allow the Company to attract, motivate and retain executives of a high caliber to permit the Company to remain competitive in the pay telephone industry. The Company takes into account the compensation paid at similarly situated companies, both within and outside of the pay telephone industry, when determining executive compensation. The Company believes that by granting stock options to purchase the Company’s Common Stock to its executives which vest over a certain number of years, it will be able to encourage executives to remain with the Company. Additionally, individual performance of the executive is considered as a factor in determining executive compensation, as well as the overall performance of the Company, which includes, but is not limited to, earnings, revenue growth, cash flow and earnings per share. The Committee also uses subjective criteria it deems relevant in its reasonable discretion.

  Compensation of Chief Executive Officer

      Commencing March 30, 1999, Mr. Chichester served as President and Chief Executive Officer pursuant to an employment agreement dated March 30, 1999. See “Employment Contracts and Termination of Employment, and Change-In-Control Arrangements,” below. During the period of his employment in 1999, he received a base salary at the rate of $325,000 per annum. Under his Employment Agreement, he was also given the opportunity to achieve a cash bonus and grant of up to 200,000 stock options. Mr. Chichester was paid a cash bonus of $75,000 in March 2000 for services rendered pursuant to his Employment Agreement during his first year of service. In May 2000, the Committee determined to award Mr. Chichester options to purchase 75,000 shares of Common Stock pursuant to the Employment Agreement.

Respectfully submitted,

Kevin Schottlaender, Chairman
Thomas M. Barnhart II
Peter G. Graf

Executive Officers

      The table below sets forth the names and ages of the executive officers of the Company as of April 30, 2000 and their positions and business experience during the past five years.

Positions, Offices and Business Experience
Name and Age	During Last Five Years

John D. Chichester, Age 51	For a description of the positions, offices and business experience of Mr. Chichester, see “Directors,” above.

Richard P. Kebert, Age 53	Served as Chief Financial Officer and Treasurer of the Company since September 1996 and Secretary of the Company since March 2000. Prior to joining the Company, Mr. Kebert was an independent consultant. From 1994 to 1996, he was Vice President-Finance and Administration of Acordia of Cleveland, Inc. For 12 years prior thereto, Mr. Kebert held several senior management positions with Mr. Coffee, inc., including Vice President of Administration and Secretary. Mr. Kebert is a certified public accountant.

Employment Contracts and Termination of Employment, and Change-In-Control Arrangements

      On March 30, 1999, the Company entered into an employment agreement with John D. Chichester to serve as the Company’s President and Chief Executive Officer for a one year term. The agreement entitled Mr. Chichester to an annual salary of $325,000, as well as the right to earn a cash bonus. Additionally, the one-year agreement granted Mr. Chichester the right to earn options to acquire up to 200,000 shares of the Company’s Common Stock at an exercise price of $.01 per share based upon the Company’s achievement of certain financial criteria. In March 2000, the Board of Directors determined to award Mr. Chichester a bonus of $75,000 pursuant to the agreement. In May 2000, the Compensation Committee determined to award Mr. Chichester options to purchase 75,000 shares of Common Stock pursuant to the Agreement.

      Effective April 1, 2000, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Chichester. The Agreement provides for his service as President and Chief Executive Officer of the Company and has a term of two years from April 1, 2000 (“Initial Term”) that may be extended for an additional one-year period (the “Extended

Term”). Under the Agreement, Mr. Chichester is to receive an annual base salary of not less than $350,000, subject to an increase of 4% per annum, health and welfare benefits and the opportunity to earn an annual cash incentive bonus based upon the annual financial performance of the Company (the “Annual Bonus”). In addition, Mr. Chichester was granted under the Agreement stock options to purchase at an exercise price of $1.16 per share, 50,000 shares of Common Stock under the PhoneTel Technologies, Inc. 1999 Management Incentive Plan. The stock options vest 16,667 on March 31, 2001; 16,667 on March 31, 2002; and the remaining balance on March 31, 2003.

      The Agreement provides that the target Annual Bonus for the first year of the Initial Term of the Agreement shall be $90,000, and the percentage earned shall depend upon the “achievement percentage” represented as the actual annual EBITDA performance of the Company divided by the Company’s projected EBITDA performance for the subject year as defined in the Agreement. Under that formula, Mr. Chichester can earn the following “bonus opportunity percentage” of his target Annual Bonus amount with respect to a fiscal year during which the Annual Bonus is in effect.

Annual Bonus Calculation Schedule

Achievement Percentage	Bonus Opportunity Percentage

Less than 80%	0%
80.1% to 90%	90%
90.1% to 100%	100%
100.1% to 110%	110%
Greater than 110%	120%

The target Annual Bonus amount for the second year of the Initial Term of the contract would be $100,000, and during the Extended Term the target Annual Bonus amount would be $110,000.

      The Agreement may be terminated by the Company in the event of Mr. Chichester’s death or disability, for cause or without cause. In the event the Agreement is terminated by the Company without cause during the Initial Term, Mr. Chichester shall be entitled to the following: (i) immediate vesting in all unvested stock options previously granted and (ii) a severance payment (“Severance Payment”) equal to the sum of (A) salary for the remaining months in the Initial Term and (B) $7,500 for each calendar month then remaining in the Initial Term for which Mr. Chichester has not yet qualified or been paid the Annual Bonus. The amount of the Severance Payment shall additionally be increased by a factor of 25% to account for loss of benefits. A Severance Payment calculated on a similar basis would be in effect with respect to termination without cause during the Extended Term.

      In addition, Mr. Chichester may elect to terminate the Agreement at any time upon 60 days written notice or upon 30 days written notice upon the occurrence of a “Trigger Event,” as defined in the Agreement. A Trigger Event shall be deemed to occur if (i) the Company is merged or consolidated into another entity not affiliated with the Company, (ii) all or substantially all the assets of the Company are sold to another entity that is not affiliated with the Company, or (iii) any person, with the exception of an affiliate existing as of the date of the Agreement, becomes a beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, other than by means of a public offering of securities of the Company. In the event a Trigger Event occurs, Mr. Chichester would be entitled to the Severance Payment calculated in the manner required by the provision of the Agreement governing termination of his employment by the Company without cause. Mr. Chichester would not be entitled to such payment if he has been advised by the Company, or its successor, that subsequent to the Trigger Event he is to be retained for the remainder of the Initial Term or Extended Term of the Agreement, subject to the terms and conditions thereof, and that he will perform substantially the same functions as those that he performed prior to the Trigger Event; provided, however, that Mr. Chichester shall not be required to relocate his primary residence to another location.

      In addition, the Company is obligated to reimburse to Mr. Chichester the actual reasonable and customary expenses incurred as a result of the relocation of his primary residence from New York to Ohio, up to a maximum amount of $70,000. The Company is also obligated to provide him with a vehicle for business and personal use and to pay for all expenses incident to the operation of said vehicle.

      Under the Agreement, Mr. Chichester is permitted to continue as an officer and director of Urban Telecommunications, Inc. provided such involvement does not interfere in any material respect with his services to the Company. In addition, the Agreement contains certain non-solicitation and non-competition provisions to which Mr. Chichester has agreed to be subject.

Executive Compensation

      The following table sets forth a summary of all compensation for services rendered during the three-year period ended December 31, 1999 paid to the Company’s Chief Executive Officer and to each of the Company’s most highly compensated executive officers who were serving as executive officers at December 31, 1999 and each of whose total salary and bonus for fiscal 1999 exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation

					Awards			Payouts

				Other		Securities		Long-
				Annual	Restricted	Underlying		Term	All Other
				Compen-	Stock	Options/		Incentive	Compen-
Name and		Salary	Bonus	sation	Award(s)	SARs		Payouts	sation
Principal Position	Year	($)	($)	($)	($)	(#)		($)	($)

John D. Chichester,
Director, President	1999	231,250 (a)	—	—	—	—		—	—
and Chief Executive	1998	—	—	—	—	—		—	—
Officer	1997	—	—	—	—	—		—	—
Peter G. Graf,
Director, Former	1999	—	—	—	—	20,000	(c)	—	5,000	(f)
Chairman and	1998	—	—	—	—	—		—	—
Chief Executive	1997	—	—	—	—	450,000	(d)(e)	—	—
Officer(b)
Tammy L. Martin,
Former Executive	1999	132,000	109,936	—	—	—		—	3,172	(h)
Vice President,	1998	137,076	104,939	—	—	—		—	3,463	(h)
Chief Administrative	1997	132,000	48,061	—	—	200,000	(e)(g)	—	3,160	(h)
Officer, General
Counsel and
Secretary
Richard P. Kebert,
Chief Financial	1999	120,000	15,000	—	—	—		—	4,000	(j)
Officer, Treasurer	1998	124,615	57,500	—	—	—		—	4,800	(j)
and Secretary	1997	120,000	14,922	—	—	30,000	(e)(i)	—	4,700	(j)

(a)	Represents salary received by Mr. Chichester from March 30, 1999, the date of his employment, to December 31, 1999.

(b)	Mr. Graf received no cash compensation for his service as Chief Executive Officer.

(c)	On December 27, 1999, Mr. Graf received a grant of 20,000 stock options pursuant to the Company’s 1999 Management Incentive Plan at an exercise price of $1.14 per share exercisable immediately and with a term of three (3) years.

(d)	On February 4, 1997, Mr. Graf received a grant of 450,000 stock options pursuant to the Company’s 1997 Stock Incentive Plan, at an exercise price of $4.00 per share, which were to vest over a three-year period.

(e)	The stock options indicated were terminated upon consummation of the Company’s Prepackaged Plan of Reorganization as of November 17, 1999.

(f)	Mr. Graf received $5,000 in director fees in 1999.

(g)	On May 7, 1997, Ms. Martin received a grant of 200,000 stock options pursuant to the Company’s 1997 Stock Incentive Plan, at an exercise price of $2.69 per share, which were to vest over a three-year period.

(h)	Represents value of personal usage of Company provided vehicle.

(i)	On September 17, 1997, Mr. Kebert received a grant of 30,000 stock options pursuant to the Company’s 1997 Stock Incentive Plan, at an exercise price of $2.50 per share, which were to vest over a three-year period.

(j)	Represents automobile allowance.

     Other than the options granted to Mr. Graf as a Director during 1999 referenced in the table, there were no stock options or stock appreciation rights granted as compensation to named executive officers during 1999, there were no unexercised stock options held by the named executive officers as of December 31, 1999, and no stock options were exercised by such persons during 1999.

Grants in Fiscal 1999

      As part of the Prepackaged Plan of Reorganization, the Company adopted the PhoneTel Technologies, Inc. 1999 Management Incentive Plan (the “Plan”). Pursuant to the terms of the Plan, the Board of Directors is authorized to grant options to acquire up to 391,647 shares of the Company’s Common Stock. The Board of Directors granted options pursuant to the terms of the Plan during 1999 to the four non-employee Directors. (See “Election of Directors — Compensation of Directors,” above.)

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock owned by each Director of the Company, each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, the named executive officers and all Directors and officers as a group as of April 1, 2000. Unless otherwise indicated, the number of shares of Common Stock owned by the named shareholders assumes the exercise of the warrants or options that are exercisable within 60 days, the number of which is separately referred to in a footnote, and the percentage shown assumes the exercise of such warrants or options and assumes that no warrants or options held by others are exercised. This information is based upon information furnished by such persons, statements filed with the Securities and Exchange Commission (the “Commission”) or other information known to the Company.

	Number of Shares	Percentage
Name of Beneficial Owner	of Common Stock	Of
(and Address of Five Percent Beneficial Owner)	Beneficially Owned	Class

Directors
Thomas M. Barnhart II(a) Chairman of the Board of Directors	25,000	*
John D. Chichester Director, President and Chief Executive Officer	—	—
Peter G. Graf(b) Director, Former Chairman and Chief Executive Officer	282,943	2.7%

	Number of Shares	Percentage
Name of Beneficial Owner	of Common Stock	Of
(and Address of Five Percent Beneficial Owner)	Beneficially Owned	Class

Eugene I. Davis(c) Director	20,000	*
Kevin Schottlaender(c) Director	20,000	*

Named Executive Officers
Tammy L. Martin Former Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	—	—
Richard P. Kebert Chief Financial Officer, Treasurer, and Secretary	—	—
Executive Officers and Directors(d) as a group (7 persons)	347,943	3.3%

Five Percent Beneficial Owners
American Express Financial Corporation(e) IDS Tower 10 30th Floor, Unit 273 Minneapolis, MN 55402	3,325,380	32.6%
Bankers Trust(f) One Bankers Trust Plaza 130 Liberty Street New York, NY 10006	732,000	7.2%
Leucadia National Corp.(g) 315 Park Avenue South New York, NY 10010	722,000	7.1%
CIBC World Markets Corp.(h) 425 Lexington Avenue New York, NY 10017	608,000	6.0%
Lutheran Brotherhood(i) 625 Fourth Avenue South Minneapolis, MN 55415	532,000	5.2%
Pacholder Associates, Inc.(j) 8044 Montgomery Road Suite 382 Cincinnati, OH 45236	524,400	5.1%

*	Less than 1.0%

(a)	Includes options to purchase 25,000 shares of Common Stock through December 26, 2002. Mr. Barnhart is Senior Vice President of Pacholder Associates, Inc. In such capacity, he has no right to vote or dispose of shares of Common Stock held by such holder and disclaims beneficial ownership of all shares of Common Stock held by such holder.

(b)	Includes warrants to purchase 187,242 shares of Common Stock through November 17, 2002 and options to purchase 20,000 shares of Common Stock through December 26, 2002.

(c)	Includes options to purchase 20,000 shares of Common Stock through December 26, 2002.

(d)	Includes beneficial ownership of Common Stock described above with respect to Messrs. Barnhart, Chichester, Graf, Davis, Schottlaender, Kebert and Ms. Martin.

(e)	The information regarding this holder is as of April 27, 2000 and was obtained directly from the holder. Reflects beneficial ownership of American Express Financial Corporation and affiliated entities.

(f)	Based on the records of the Company regarding entitlement of holder to issuance of shares of Common Stock, effective November 17, 1999, in connection with the Prepackaged Plan of Reorganization.

(g)	The information regarding this holder was obtained from a Schedule 13D filed with the Commission on November 29, 1999 and reflects beneficial ownership of Leucadia National Corp. (“Leucadia”). Approximately 33.4% of the common shares of Leucadia are beneficially owned (directly and through family members) by Ian M. Cummings, Chairman of the Board of Directors of Leucadia, and Joseph S. Steinberg, Director and President of Leucadia.

(h)	The information regarding this holder is as of December 31, 1999 and was obtained from a Schedule 13G filed with the Commission on February 15, 2000 and reflects beneficial ownership of CIBC World Markets Corp., a subsidiary of Canadian Imperial Bank of Commerce.

(i)	The information regarding this holder is as of December 31, 1999 and was obtained directly from the holder. Reflects beneficial ownership of Lutheran Brotherhood, LB High Yield Fund and LB Series Fund, Inc.

(j)	The information regarding this holder is as of April 13, 2000 and was obtained directly from the holder. Mr. Barnhart is Senior Vice President of Pacholder Associates, Inc. In such capacity, he has no right to vote or dispose of shares of Common Stock held by such holder and disclaims beneficial ownership of all shares of Common Stock held by such holder.

PERFORMANCE GRAPH

      On November 17, 1999, the Company consummated its Prepackaged Plan of Reorganization and issued new shares of Common Stock, $.01 par value per share, of the reorganized Company (“Common Stock (Successor Company)”). The holders of the existing shares of Common Stock (“Common Stock (Predecessor Company)”) received one share of Common Stock (Successor Company) for every 117.442131 shares held. The Common Stock (Successor Company) began trading over-the-counter on the electronic bulletin board under the symbol PHTE on December 14, 1999. Between November 18, 1999 and December 13, 1999 there were no reliable reported trades of the Company’s shares under the symbol PHNT or PHTE as the result of difficulties encountered by the transfer agent with respect to distribution of the shares upon consummation of the Prepackaged Plan of Reorganization.

      From February 13, 1999 to November 17, 1999, the Common Stock (Predecessor Company) traded over the counter and was quoted on the National Quotation Service Pink Sheets under the symbol “PHNT.” From November 14, 1996 to February 12, 1999, the Common Stock (Predecessor Company) traded under the symbol “PHN” on the American Stock Exchange. Prior thereto, the Common Stock (Predecessor Company) was traded and quoted on the NASDAQ’s Small Cap Market.

      During 1999, the market price of the Common Stock (Successor Company) ranged from $0.125 on December 14, 1999 to $2.375 on December 31, 1999 and such prices were not necessarily representative of the market value of the Company’s shares. Further, the value of the Common Stock (Successor Company) is not comparable for purposes of the performance graph to the value of the Common Stock (Predecessor Company) due to the changes in the debt and capital structure of the Company pursuant to its Prepackaged Plan of Reorganization. Accordingly, the performance graph presented below includes only the cumulative return of the Common Stock (Predecessor Company) through November 17, 1999.

      The following graph shows a comparison of the five-year cumulative return (assuming reinvestment of any dividends) among the Common Stock (Predecessor Company), the S&P 500 Index (“S&P 500”), the Russell 2000 Index (“Russell 2000”), and a peer group selected by the Company. The peer group previously consisted of Peoples Telephone Company, Inc. (“Peoples”) and Davel Communications Group, Inc. (“Davel”). Due to the acquisition by Davel of Peoples on December 23, 1998, Peoples is no longer included in the peer group. The information in the graph assumes an investment of $100 in the Common Stock (Predecessor Company) and each index or group on December 31, 1994.

      The stock price performance information shown in the following graph is historical information and is not necessarily indicative of future price performance. The stock price of the Company set forth below has been adjusted to reflect a one-for-six reverse stock split which was effective on December 26, 1995.

Comparison of Five Year Cumulative Appreciation among

the Company, the S&P 500, the Russell 2000 and a Peer Group
[GRAPH]

	Peer	Russell 2000	S&P 500	Company

1994	100	100	100	100
1995	106	122	134	145
1996	143	145	161	27
1997	200	175	211	25
1998	143	169	268	1
11/17/99	37	182	307	0.9

Proposal 2

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE

AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Proposed Amendment of the Articles of Incorporation

      The Board of Directors of the Company believes that it would be in the best interest of the Company and its shareholders that the Articles of Incorporation be amended to increase the authorized number of shares of Common Stock, from the 15,000,000 shares presently authorized to 45,000,000 shares.

      At June 9, 2000 there were 10,188,630 shares of Common Stock issued and outstanding. In addition, 466,647 of the remaining authorized and unissued shares of Common Stock were reserved for future issuance in connection with stock option grants pursuant to the terms and conditions of the 1999 Management Incentive Plan (the “Plan”) or in connection with the employment agreement dated March 30, 1999 between the Company and John D. Chichester. In addition 1,074,721 shares of Common Stock are reserved for issuance pursuant to the Stock Purchase Warrants issued in connection with the Prepackaged Plan of Reorganization. Accordingly, the Company had, as of June 9, 2000, a total of 3,270,002 authorized but unissued shares of Common Stock uncommitted to any specific purpose.

      The increase in authorized shares of Common Stock will enhance the Company’s flexibility in connection with possible future actions such as stock dividends, stock splits,

financings, employee benefit programs, acquisitions and for other corporate purposes, without the delay and expense of calling a special meeting of shareholders for each purpose. Such flexibility allows the Company to take timely advantage of available corporate opportunities and favorable market conditions.

      If the proposed amendment to the Articles of Incorporation is approved, the Board of Directors will have the authority to issue the additional authorized shares of Common Stock to those persons and for such consideration as it may in its discretion determine, without further action by the shareholders, except such shareholder action as may be required by law or contractual arrangements. Other than in connection with the Plan (see “Proposal 4, Amendment to 1999 Management Incentive Plan,” below) and as set forth herein, the Company has no present intention to issue the additional shares of Common Stock contemplated by this amendment nor does the Company have any commitments, arrangements, understandings or agreements, which would require the issuance of such shares.

      An issuance of Common Stock at a price below the then book value per share would have a dilutive effect on the book value of the outstanding shares; such an issuance may also have a dilutive effect on earnings per share and the relative voting power of present shareholders. The issuance of Common Stock in a merger or acquisition or under other circumstances may also have a dilutive effect.

      Shareholders have no preemptive rights to purchase any additional shares of Common Stock which may be issued. Accordingly, the issuance of additional shares of Common Stock would likely reduce the percentage interest of current shareholders in the total outstanding shares. The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.

Possible Anti-Takeover Effect of Proposal

      The Board of Directors does not believe that an increase in the number of authorized shares of Common Stock will have a significant impact on any attempt to gain control of the Company. It is possible, however, that the availability of authorized but unissued shares of Common Stock could discourage third parties from attempting to gain such control as the Board could authorize the issuance of shares of Common Stock in a private placement or otherwise to one or more persons. Such an issuance of shares could dilute the voting power of a person attempting to acquire control of the Company, increase the cost of acquiring such control or otherwise hinder such efforts.

Adoption of Amendment by Shareholders

      The affirmative vote of a majority of the shares of Common Stock entitled to be voted at the Meeting is required for adoption of the proposed amendment to the Articles of Incorporation increasing the authorized number of shares of Common Stock. If the proposed amendment is adopted by the shareholders, it will become effective upon the filing and recording of a Certificate of Amendment with the Secretary of State of Ohio.

      The Board of Directors unanimously recommends a vote FOR adoption of the proposed amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock.

Proposal 3

AMENDMENT OF ARTICLES OF INCORPORATION TO PROVIDE FOR

AUTHORITY TO ISSUE PREFERRED STOCK

Proposed Amendment of the Articles of Incorporation

      The Board of Directors recommends that the shareholders approve an amendment to the Articles of Incorporation of the Company authorizing a new class of capital stock as preferred stock, without par value (hereinafter referred to as “Preferred Stock”). The proposed amendment to the Articles of Incorporation gives the Board of Directors the authority to issue up to 5,000,000 shares of Preferred Stock in such series and in such amounts as the Board of Directors may, from time to time, determine. Under the Company’s current Articles of Incorporation, the Company does not have any shares of capital stock designated as Preferred Stock.

      If the proposed amendment is approved by the shareholders, the Board of Directors will have the authority to issue one or more series of Preferred Stock to those persons and for such consideration as it may determine in its discretion, without further action by the shareholders, except such shareholder action as may be required by law or contractual arrangements. The proposed amendment, if adopted, will also provide significantly greater flexibility to the Board of Directors in structuring the terms of Preferred Stock and equity securities that may be issued by the Company. For example, the Board will be able to determine with respect to Preferred Stock the dividend or distribution rate, dates for payment of dividends or distributions, whether dividends are cumulative, that is, whether dividends must first be paid on outstanding shares of Preferred Stock that are issued before Common Stock dividends are paid, liquidation prices, redemption rights and prices, any sinking fund requirements, any conversion rights and any restrictions on the issuance of any series of Preferred Stock. The shares of Preferred Stock may be issued with conversion rights which could adversely affect the voting power of the holders of Common Stock.

      The Company has no present intention to issue shares of Preferred Stock nor does the Company have any commitments, arrangements, understandings or agreements which would require the issuance of shares of the Preferred Stock contemplated by this amendment. If the proposed authorization of Preferred Stock is approved, shares of Preferred Stock could be issued by action of the Board of Directors in one or more series at any time and for any purpose, subject to the provisions of the Articles of Incorporation and other applicable legal requirements, without further approval or action by the shareholders.

Form of Amendment to Articles of Incorporation

      In the event that Proposals 2 and 3 are adopted, the text of ARTICLE FOURTH of the Company’s Articles of Incorporation would be as set forth in the attached Annex A.

Possible Anti-Takeover Effect of Proposal

      The Board of Directors does not believe that the establishment of the class of Preferred Stock will have a significant impact on any attempt to gain control of the Company. It is possible, however, that the availability of authorized but unissued shares of Preferred Stock could discourage third parties from attempting to gain such control since the Board could authorize the issuance of shares of Preferred Stock with conversion rights in a private placement or otherwise to one or more persons. Such an issuance of shares could dilute the voting power of a person attempting to acquire control of the Company, increase the cost of acquiring such control or otherwise hinder such efforts.

Adoption of Amendment by Shareholders

      The affirmative vote of a majority of the shares entitled to be voted at the Meeting is required for adoption of the proposed amendment to the Articles of Incorporation authorizing the Preferred Stock. If the proposed amendment is adopted by the shareholders, it will become effective upon the filing and recording of a Certificate of Amendment with the Secretary of State of Ohio.

      The Board of Directors unanimously recommends a vote FOR adoption of the proposed amendment to the Articles of Incorporation authorizing the Preferred Stock.

Proposal 4

AMENDMENT TO 1999 MANAGEMENT

INCENTIVE PLAN INCREASING NUMBER OF SHARES OF COMMON STOCK
ISSUABLE UNDER PLAN

Background

      As part of the Prepackaged Plan of Reorganization, the Company adopted the PhoneTel Technologies, Inc. 1999 Management Incentive Plan (the “Plan”) as of November 17, 1999. Pursuant to the terms of the Plan, the Board of Directors is authorized to grant options to acquire up to 391,647 shares of the Company’s Common Stock.

Proposed Amendments

      The Board of Directors has adopted resolutions to recommend to the shareholders a proposal whereby the Plan would be amended and restated to increase the number of shares that may be subject to awards granted under the Plan to 5% of the number of authorized shares of Common Stock recommended in Proposal 2, or 2.25 million shares, conditioned upon shareholder approval of Proposal 2 above. In the event that Proposal 2 is not approved, this Proposal 4 recommends that shareholders approve an increase in the authorized number of shares of Common Stock to 5% of the currently authorized 15,000,000 shares of Common Stock of the Company, or 750,000 shares.

      The Company plans to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, pertaining to the shares of Common Stock issuable under the Plan, including the additional shares issuable under the Plan in the event that Proposal 4 is approved by the shareholders. As of April 27, 2000, the market value of the Company’s Common Stock was $0.6875 per share.

      As of April 27, 2000, there were outstanding options under the Plan to purchase 328,000 shares of the Company’s Common Stock at prices ranging from $1.14 to $1.56 per share.

      The following table sets forth the number of shares of Common Stock for which stock options have been granted pursuant to the Plan to (a) the Chief Executive Officer, (b) Richard P. Kebert, the other current executive officer, (c) all current executive officers as a group, (d) all current Directors who are not executive officers as a group and (e) all employees as a group.

PLAN BENEFITS

		Number of Stock
Name	Position with the Company	Options Granted

John D. Chichester	President and Chief Executive Officer	50,000
Richard P. Kebert	Chief Financial Officer, Treasurer and Secretary	30,000
Current Executive Officers as a Group		80,000
Directors who are not Executive Officers as a Group		85,000
Employees as a Group		243,000

      The summary of the Plan that follows is subject to the actual terms of the Plan, as proposed to be amended and restated, which is attached hereto as Annex B. The terms of the Plan require the approval by the shareholders of the Company of an amendment to the Plan increasing the number of shares of Common Stock authorized to be awarded under the Plan. Capitalized terms used in the following description of the Plan and not otherwise defined shall have the meanings ascribed to them in the Plan.

Description of the Amended and Restated 1999 Management Incentive Plan

      The Plan is intended to encourage the Company’s managers to think and act as owners and, as a result, to foster and promote the long term growth and performance of the Company and increase the market price of its Common Stock. The Plan is also intended to provide the Company with the flexibility to attract and retain personnel. To achieve these purposes, the Plan gives authority to a committee of non-employee Directors (the “Plan Committee”) to grant stock options and stock appreciation rights. The Compensation Committee of the Board functions as the Plan Committee.

      The Plan Committee has the authority to select the recipients of awards, determine the number and type of awards to be granted, determine the terms, conditions, and restrictions applicable to the awards, determine the maximum number of shares that may be issued upon the exercise of stock option awards, determine how the exercise price of stock option awards is to be paid, and establish rules governing the Plan. Generally only employees or affiliates of the Company who have responsibilities that affect the performance of the entire Company and the market price of its shares over the long term will be eligible to participate in the Plan. The number of employees and affiliates currently eligible to participate in the Plan is approximately 40.

      The Plan provides for grants of stock options, stock appreciation rights, stock awards and cash awards (each, an “Award”). More than one Award may be granted to the same employee and may be granted singly, in combination, or in tandem with other Awards.

      A stock option is a right to purchase a specified number of shares of Common Stock, during a specified period, and at a specified exercise price, all as determined by the Plan Committee. A stock option may be an incentive stock option (“Incentive Stock Option”) as defined by the Internal Revenue Code of 1986, as amended (the “Code”) or a stock option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Plan Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code. The exercise price of a stock option granted to a Covered Employee (defined below) must be at least the fair market value (determined under the Plan and on a basis consistent with regulations under the Code) of the shares on the date the stock option is granted, unless the grant or vesting of the stock option is contingent upon the achievement of a performance goal or performance goals established by the Plan Committee at or before the time of grant.

      The Plan Committee may permit participants to pay the exercise price of a stock option (other than an Incentive Stock Option) in cash, by the transfer of shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Plan Committee. The Plan Committee may permit participants to pay the exercise price of an Incentive Stock Option in cash, by the transfer of shares, or by a combination of these methods, but not by the surrender of an Award. The Plan Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Plan.

      Stock appreciation rights will give an employee the right to receive a payment equal in value to all or a portion of the appreciation of a fixed number of shares over a specified period of time. The period of time over which the appreciation is measured is within the discretion of the Plan Committee.

      A stock award is an Award that is made in shares, restricted stock, or stock equivalent units. Generally, the grant or vesting of any stock award made to a Covered Employee must be contingent upon the achievement of a certain performance goal or performance goals established by the Plan Committee at or before the time of grant; the grant or vesting of any stock award made to a participant other than a Covered Employee may, in the discretion of the Plan Committee, be contingent upon the Company achieving certain performance goals or other objectives established by the Plan Committee. A Covered Employee is defined in the Plan as an officer of the Company whose compensation is subject to a $1,000,000 limit on deductibility under Section 162(m) of the Code.

      Prior to the payment of an Award, the Company may withhold, or require a participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Plan Committee may permit participants to pay the taxes associated with an Award (other than an Incentive Stock Option) in cash, by the transfer of shares, by the surrender of all or part of an Award (including the award being exercised), or by a combination of these methods. The Plan Committee may permit a participant to pay the taxes associated with an Incentive Stock Option in cash, by the transfer of shares, or by a combination of these methods, but not by the surrender of an Award.

      Shares subject to an Award that is forfeited, terminated, canceled, or surrendered without having been exercised (other than shares subject to an Award that is surrendered in payment of the exercise price of a stock option), will be available for future grant under the Plan.

      The Board of Directors may amend or suspend the Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to preserve (i) the exemption for Awards provided by Rule 16b-3 under the Securities Exchange Act of 1934 and (ii) the deductibility of compensation associated with the Award for federal income tax purposes under Section 162(m) of the Code, or (iii) if required by the Plan. The Plan Committee may waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

      In the event of a Change in Control of the Company, (i) all stock appreciation rights and stock options then outstanding will become fully exercisable as of the date of the Change in Control, (ii) all restrictions and conditions applicable to restricted stock and other stock awards will be deemed to have been satisfied as of the date of the Change in Control, and

(iii) all cash awards will be deemed to have been fully earned as of the date of the Change in Control.

      A “Change in Control,” for purposes of the Plan, shall be deemed to occur upon the occurrence of any of the following: (i) a person or entity becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock; (ii) during any period of 24 consecutive months Directors who are serving at the beginning of such period no longer constitute a majority of the Board of Directors, unless each Director who was not a Director at the beginning of such period was approved by a majority of the Directors in office and serving at the beginning of the 24 month period; or (iii) the date that the shareholders approve (A) a merger or consolidation of the Company with another entity and the Company is not the surviving entity or in which the Company’s shares are converted into or exchanged for cash, securities or other property, (B) a sale of substantially all of the assets of the Company or (C) the dissolution of the Company.

Certain Federal Income Tax Consequences of Awards

      The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to Awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

  Incentive Stock Options

      In general, an employee will not recognize taxable income at the time an Incentive Stock Option is granted or exercised. However, the excess of the fair market value of the shares acquired upon exercise of an Incentive Stock Option over the exercise price is potentially subject to the alternative minimum tax. Upon disposition of the shares, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the exercise price, provided that (1) the employee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise and (2) the employee has been employed by the Company or one of its subsidiaries at all times from the date of grant until the date three months before the date of exercise (one year in the case of permanent disability). If the employee disposes of the shares without satisfying both the holding period and employment requirements (a “Disqualifying Disposition”), the employee will recognize ordinary income at the time of the Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the Incentive Stock Option is exercised or the amount realized in the Disqualifying Disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

      The Company is not entitled to a tax deduction either upon the exercise of an Incentive Stock Option or upon the disposition of the shares acquired thereby, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

  Non-Qualified Stock Options

      In general, an employee will not recognize taxable income at the time a stock option that does not qualify as an Incentive Stock Option (a “Non-Qualified Stock Option”), is granted. An amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares acquired upon exercise of the Non-Qualified Stock Option will be included in the employee’s ordinary income in the taxable year in which the Non-Qualified Stock Option is exercised. Upon disposition of the shares acquired upon exercise of the Non-Qualified Stock Option, appreciation or depreciation after the date of exercise will be treated as either capital gain or capital loss. Generally, the Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee in the year the Non-Qualified Stock Option is exercised.

  Stock Appreciation Rights

      The grant of stock appreciation rights will have no immediate tax consequences to the Company or the employee receiving the grant. The amount received by the employee upon the exercise of the stock appreciation rights will be included in the employee’s ordinary income in the taxable year in which the stock appreciation rights are exercised. The Company will be entitled to a deduction in the same amount in that year.

  Restricted Stock

      Unless an employee makes an election under Section 83(b) of the Code, the employee will recognize no income, and the Company will be entitled to no deduction, at the time restricted stock is awarded to the employee. When the restrictions on restricted stock lapse or are otherwise removed, the employee will recognize compensation income equal to the excess of the fair market value of the restricted stock on the date the restrictions lapse or are otherwise removed over the amount, if any, paid by the employee for the restricted stock, and the Company will be entitled to a deduction in the same amount if it satisfies applicable reporting requirements. Dividends paid on restricted stock during any restriction period will constitute income to the employee receiving the dividends. Upon disposition of shares after the restrictions lapse or are otherwise removed, any gain or loss realized by an employee will be treated as short-term or long-term capital gain or loss depending upon the period of time between the disposition and the earlier lapse or removal of the restrictions on those shares.

      If an employee files an election under Section 83(b) with the Internal Revenue Service within 30 days after the grant of restricted stock, the employee will, on the date of the grant, recognize compensation income equal to the excess of the fair market value of the shares on that date (assuming that the shares were not subject to any restrictions) over the price paid for those shares, and the Company will be entitled to a deduction in the same amount if it satisfies applicable reporting requirements.

      The Company believes that, under the terms of the Plan, any Award of restricted stock will constitute performance-based compensation and, as such, will not be subject to the $1 million limit under 162(m) of the Internal Revenue Code of 1986.

  Stock Equivalent Units

      The grant of stock equivalent units will not have any immediate tax consequences to the employee receiving the stock equivalent units or to the Company. In general, at the time the Company pays any amount to the employee with respect to the stock equivalent units, the employee will recognize compensation income equal to the amount of that payment, and the Company will be entitled to a deduction in that amount.

Approval of Amendment by Shareholders

      The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting at the Meeting is required to adopt the proposed amendment to the 1999 Management Incentive Plan.

      The Board of Directors recommends a vote FOR the proposal to amend the 1999 Management Incentive Plan.

ADDITIONAL INFORMATION

Relationship with the Company’s Auditors

      The Company is not required to obtain shareholder approval or ratification of its selection of auditors under the laws of the State of Ohio, and the Audit Committee and the

Board of Directors reserve the right to make any change in auditors at any time, and without shareholder approval, which they deem advisable or necessary. Representatives of BDO Seidman, LLP, the Company’s current auditors, shall be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

      As reported by the Company in a previously filed Current Report on Form 8-K (“Form 8-K No. 1”), PricewaterhouseCoopers LLP (“PwC”) resigned as independent public accountants for the Company on November 9, 1998. The report of PwC on the Company’s 1997 financial statements included the following modification as to uncertainty: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.” Other than the foregoing, the reports of PwC on the Company’s financial statements for the two fiscal years ended December 31, 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision of PwC to resign as the Company’s independent public accountants was neither recommended nor approved by the Company’s Board of Directors or its Audit Committee.

      During the two fiscal years ended December 31, 1997 and through November 9, 1998, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the fiscal year ended December 31, 1997 and through November 9, 1998, there were no “reportable events” as defined in Item 304 of Regulation S-K. The Company provided PwC with a copy of the disclosures which the Company proposed to make in the Form 8-K No. 1, and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with such disclosures. A copy of such letter dated November 12, 1998 indicating such agreement was filed as an exhibit to the Form 8-K No. 1.

      As reported by the Company in a previously filed Current Report on Form 8-K (“Form 8-K No. 2”), on January 18, 1999, the Company engaged BDO Seidman, LLP as its new independent public accountants to audit the Company’s financial statements for its fiscal year ended December 31, 1998. The Company had not consulted with BDO Seidman, LLP during the previous two fiscal years and the interim period prior to the date of the Form 8-K No. 2 on any matter which was the subject of any disagreement or with respect to any “reportable event” as defined in Item 304 of Regulation S-K or on the application of accounting principles to any specified transaction, whether completed or proposed, or the type of audit opinion which might be rendered on the Company’s financial statements. The Company requested BDO Seidman, LLP to review the disclosure in the Form 8-K No. 2 before its filing with the Securities and Exchange Commission and provided BDO Seidman, LLP the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s statements or with respect to which it did not agree with the statements made in the Form 8-K No. 2. BDO Seidman, LLP informed the Company that it had reviewed the disclosures in Form 8-K No. 2 and did not intend to furnish the Company with such a letter.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to the rules of the Securities Exchange Act of 1934 (the “Act”), the Company is obligated to identify each person who, at any time during the fiscal year, was a director, officer and/or beneficial owner of more than 10% of any class of equity securities of the

Company registered pursuant to Section 12 of the Act, or any other person subject to Section 16 of the Act with respect to the Company (a “Reporting Person”) that failed to file on a timely basis, as disclosed in the Forms (as defined below), reports required by Section 16(a) of the Act during the fiscal year ended December 31, 1999, or prior fiscal years.

      The Company has reviewed the following reports of Reporting Persons received on or before May 22, 2000: Form 3—Initial Statement of Beneficial Ownership of Securities and Form 4—Statement of Changes in Beneficial Ownership, and amendments thereto, furnished to the Company during the fiscal year ended December 31, 1999, and Form 5—Annual Statement of Changes in Beneficial Ownership, and amendments thereto, furnished to the Company with respect to the fiscal year ended December 31, 1999 (collectively, the “Forms”). A Form 3 was not timely filed for the following Directors, each of whom commenced service as a member of the Board of Directors as of November 16, 1999, in accordance with the Company’s Prepackaged Plan of Reorganization: Thomas M. Barnhart II, John D. Chichester, Eugene I. Davis and Kevin Schottlaender. Mr. Schottlaender’s Form 3 was filed in February, 2000. A Form 3 was filed with the Commission on May 10, 2000 for each of the other individuals. In addition, a Form 5 is being prepared for Messrs. Barnhart, Davis, Graf and Schottlaender to report the stock options granted to them effective December 27, 1999, which forms are expected to be filed shortly. Peter G. Graf, a Director of the Company, engaged in sales transactions with respect to the Company’s Common Stock in December 1999 pursuant to which 8,561 shares were sold at an average price of $1.69 per share. A Form 4 was not timely filed with respect to those transactions. A Form 5 is being prepared to report such transactions, which the Company expects to be filed with the Commission shortly. Apart from the foregoing delinquencies, to the best of the Company’s knowledge, no Forms were received by the Company during the periods enumerated which were not timely filed.

Cost of Solicitation of Proxies

      The cost of soliciting proxies will be paid by the Company, including expenses for preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by certain officers, directors and other employees of the Company, without extra compensation, by telephone, telegraph or personal interview.

Shareholder Proposal Deadline

      A shareholder proposal intended to be presented to the 2001 Annual Meeting must be received by the Company on or before February 16, 2001 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to Secretary, PhoneTel Technologies, Inc., North Point Tower, 7th Floor, 1001 Lakeside Avenue, Cleveland, Ohio 44114-1195.

Other Business

      The Company is not aware of any other matters to be brought before the Meeting. However, if other matters come before the Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters.

      Shareholders are urged to specify their choice on the matters to be voted on at the Meeting and to date, sign and return the enclosed proxy in the envelope provided. A prompt response is helpful, and your cooperation will be appreciated.

By Order of the Board of Directors

RICHARD P. KEBERT
Secretary

Cleveland, Ohio

June 16, 2000

Form 10-K Report

      The Company has filed an Annual Report on Form 10-K for the fiscal year ended December 31, 1999 with the Securities and Exchange Commission. Shareholders may, without charge, obtain a copy of the 1999 Form 10-K without exhibits by writing to the Company, Attention: Secretary, PhoneTel Technologies, Inc., North Point Tower, 7th Floor, 1001 Lakeside Avenue, Cleveland, Ohio 44114-1195.

ANNEX A

PHONETEL TECHNOLOGIES, INC.

Proposed Amendment of the Articles of Incorporation

      In the event that shareholders approve the amendments to the Articles of Incorporation set forth as Proposals 2 and 3, ARTICLE FOURTH of the Articles of Incorporation of the Company would be amended to provide as follows:

FOURTH: The number of shares which the Corporation is authorized to have outstanding is Fifty Million (50,000,000) which shall be classified as follows:

(a) Forty-Five Million (45,000,000) shares shall be Common Stock, $.01 par value (hereinafter referred to as “Common Stock”);

(b) Five Million (5,000,000) shares shall be preferred stock, without par value (hereinafter referred to as “Preferred Stock”), as further designated by the Board of Directors of the Corporation in accordance herewith.

(c) The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of Preferred Stock, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following, and the shares of each series may vary from the shares of any other series in the following respects:

(i) the division of such shares into series and the designation and authorized number of shares of each series;

(ii) the dividend rate on the shares;

(iii) the dates of payment of dividends, whether the dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

(iv) the redemption rights, if any, and the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

(v) sinking fund requirements, if any;

(vi) the preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of affairs of the Corporation;

(vii) the right, if any, of the shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

(viii) any other relative rights, preferences and limitations of that series, including the right to elect a director or directors upon the occurrence of certain conditions.

      Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this ARTICLE FOURTH, as it may be amended, be reissued in the same manner as other authorized but unissued Preferred Stock.

A-1

ANNEX B

PHONETEL TECHNOLOGIES, INC.

AMENDED AND RESTATED

1999 MANAGEMENT INCENTIVE PLAN

1.  PURPOSE

      This Plan is intended to encourage the managers of PhoneTel Technologies, Inc. (the “Company”) to think and act as owners and, as a result, to foster and promote the long term growth and performance of the Company and increase the market price of its Shares. To achieve this purpose, this Plan provides authority for the grant of stock and other performance-based incentives.

2.  DEFINITIONS

(a) “Affiliate and Associate” — These terms have the meanings given to them in Rule 12b-2 under the Exchange Act.

(b) “Award” — A grant of Stock Options, or other stock and performance-based incentives under this Plan.

(c) “Beneficial Owner‘ — This term has the meaning given to it in Rule 13d-3 under the Exchange Act.

(d) “Board of Directors” — The Board of Directors of the Company.

(e) “Change in Control” — A “Change in Control” will be deemed to occur if at any time after the date of the adoption of this Plan:

(i) Any Person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee share ownership plan of the Company or any subsidiary of the Company, or any Person organized, appointed, or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 50% or more of the Shares then outstanding.

(ii) At any time during a period of 24 consecutive months, individuals who were Directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors unless the election, or the nomination for election by the Company’s shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and were Directors at the beginning of the period.

(iii) The date that the shareholders of the Company affirmatively vote to approve (A) a merger or consolidation of the Company with another corporation, partnership, business trust, real estate investment trust or other entity in which the Company is not the surviving or continuing entity or in which all or part of the outstanding Shares are to be converted into or exchanged for cash, securities, or other property, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) the dissolution of the Company.

(f) “Code” — The Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

(g) “Committee” — The Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan. The Committee will be constituted in a manner that satisfies all applicable legal requirements, including satisfying the non-employee director standard set forth in Rule 16b-3 under the Exchange Act and the outside director requirement under Section 162(m) of the Code.

(h) “Covered Employee” — An officer of the Company whose compensation is subject to the $1,000,000 limit on deductibility under Section 162(m) of the Code, or any provision that supersedes or replaces Section 162(m) of the Code, as amended from time to time.

(i) “Exchange Act” — Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

(j) “Fair Market Value” of Shares — The value of Shares determined by the Committee, or pursuant to rules established by the Committee, on a basis consistent with regulations under the Code.

(k) “Incentive Stock Option” — A Stock Option that meets the requirements of Section 422 of the Code, or any provision that supersedes or replaces Section 422 of the Code, as amended from time to time.

(l) “Participant” — Any person to whom an Award has been granted under this Plan.

(m) “Performance Goal” — Such goal or goals for a Participant as the Committee may from time to time determine, and subject to shareholder approval as necessary to comply with Section 162(m) of the Code.

(n) “Restricted Stock” — An Award of Shares that are subject to restrictions or risk of forfeiture.

(o) “Rule 16b-3” — Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

(p) “Shares” — Shares of Common Stock, $.01 par value, of the Company or any equity security or securities of the Company that are issued in substitution or exchange therefor in a recapitalization of the Company.

3.  ELIGIBILITY

      All employees of the Company or any of its Affiliates who, in the judgment of the Committee, have responsibilities that affect the performance of the Company and the market price of its Shares over the long term, are eligible for the grant of Awards.

4.  SHARES AVAILABLE UNDER PLAN; ADJUSTMENT

(a) Number of Shares. The number of Shares that may be subject to Awards granted under this Plan is subject to the following limitations:

(i) The maximum number of Shares that may be subject to Awards granted throughout the term of this Plan is 2,250,000.

(ii) The Committee shall determine, from time to time the maximum number of Shares that may be issued upon exercise of Incentive Stock Options.

The assumption of awards granted by an organization acquired by the Company or any of its Affiliates, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Shares available for the grant of Awards under this Plan.

Shares subject to an Award that is forfeited, terminated, canceled, or surrendered without having been exercised (other than Shares subject to an Award that is surren-

dered in payment of the exercise price of a Stock Option) will again be available for grant under this plan, without reducing the number of Shares that may be subject to Awards or that are available for the grant of Awards in any fiscal year.

(b) No Fractional Shares. No fractional Shares will be distributed under this Plan; the Committee will determine the manner in which fractional Shares will be treated.

(c) Adjustment. In the event of any change in the Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or rights offering or similar sale of Shares for less than their Fair Market Value at the time of sale, the Committee will adjust the number and class of shares that may be issued under this Plan, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and any value determinations applicable to outstanding Awards.

5.  ADMINISTRATION

(a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to (i) select the eligible employees who will receive Awards, (ii) determine the number and types of Awards to be granted, (iii) determine the terms, conditions, vesting periods, and restrictions applicable to the Awards, (iv) prescribe the forms of any notices, agreements, or other instruments relating to the Awards, (v) grant the Awards, (vi) adopt, alter, and repeal administrative rules and practices governing this Plan, (vii) interpret the terms and provisions of this Plan and Awards granted under this Plan, and (viii) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members.

(b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not (i) cause this Plan, or any Awards granted under this Plan, to fail to qualify for the exemption provided by Rule 16b-3 under the Exchange Act or (ii) result in a reduction in the amount of compensation associated with any Award that is deductible for federal income tax purposes under Section 162(m) of the Code.

(c) Decisions Final. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, will be final and binding on all persons.

6.  AWARDS

(a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each employee and the terms, conditions, vesting periods, and restrictions applicable to each Award, which terms shall be set forth in an Award Agreement to be in substantially the form attached hereto as Exhibit A. More than one Award may be granted to the same employee. Awards may be granted singly or in combination or tandem with other Awards. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

(b) Types of Awards. Awards may include, but are not limited to, the following:

(i) Stock Appreciation Right — A right to receive a payment, in cash or Shares, equal to the excess of (A) the Fair Market Value of a specified number of Shares on the date the right is exercised over (B) the Fair Market Value of the Shares on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.

(ii) Stock Award — An Award that is made in Shares, Restricted Stock, or Stock Equivalent Units. The grant or vesting of any Stock Award made to a Covered Employee (other than Stock Equivalent Units representing deferred amounts under Section 7) must be contingent upon the achievement of a Performance Goal or Performance Goals established by the Committee at or before the time of grant; the grant or vesting of any Stock Award made to a Participant other than a Covered Employee may, in the discretion of the Committee, be contingent upon the achievement of Performance Goals or other objectives established by the Committee.

(iii) Stock Option — A right to purchase a specified number of Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code. The exercise price of a Stock Option granted to a Covered Employee must be at least the Fair Market Value of the Shares on the date the Stock Option is granted, unless the grant or vesting of the Stock Option is contingent upon the achievement of a Performance Goal or Performance Goals established by the Committee at or before the time of grant.

(iv) Cash Award — An Award denominated in cash. The grant or vesting of any Cash Award made to a Covered Employee must be contingent upon the achievement of a Performance Goal or Performance Goals established by the Committee at or before the time of grant. The grant or vesting of any Cash Award made to Participants other than Covered Employees may, in the discretion of the Committee, be contingent upon continued service or the achievement of Performance Goals or other objectives established by the Committee.

7.  DEFERRAL OF PAYMENT

      The Committee may, in its discretion, permit Participants to defer the payment of some or all of the Shares, cash, or other consideration subject to their Awards, as well as other compensation, in accordance with procedures established by the Committee to ensure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or in units valued by reference to the Fair Market Value of the Shares. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

8.  PAYMENT OF EXERCISE PRICE

      The exercise price of a Stock Option (other than an Incentive Stock Option) and any other Stock Award for which the Committee has established an exercise price, may be paid in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan, including loans by the Company.

      In the event shares of Restricted Stock are used to pay the exercise price of a Stock Option, a number of the Shares issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used to pay the exercise price will be subject to the same restrictions as the Restricted Stock.

9.  TAXES ASSOCIATED WITH AWARD

      Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of Shares, or by a combination of these methods, but not by the surrender of all or part of an Award.

10.  TERMINATION OF EMPLOYMENT

      If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee.

11.  TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS

      The Committee may cancel any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of this Plan or with the terms or conditions of the Award or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

(i) Renders services for an organization, or engages in a business that is, in the judgment of the Committee, in competition with the Company.

(ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business, any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

      The Committee may, in its discretion and as a condition to the exercise of Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and with the terms and conditions of the Award and has not engaged in any activities referred to in clauses (i) and (ii) above.

12.  CHANGE IN CONTROL

      (a)  Effect on Awards. In the event of a Change in Control of the Company, (i) all Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable as of the date of the Change in Control, (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change in Control, and (iii) all Cash Awards will be deemed to have been fully earned as of the date of the Change in Control.

      (b)  Section 280G. Notwithstanding anything contained in this Plan to the contrary, to the extent that any acceleration of exercisability, satisfaction of restrictions or conditions, deemed earnings of an Award or acceleration of vesting of any payment, Award or distribution of any type to or for a Participant under the Plan, either in and of itself or when aggregated with any payment or distribution of any type to or for the Participant by the Company, any Affiliate of the Company, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Code and the regulations thereunder), or any Affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the “Total Payments”) is or will be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments will result in the Participant retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Participant received the entire amount of such Total Payments. The Participant shall have the right to specify the order in which the Total Payments shall be reduced hereunder in order to effectuate the foregoing.

13.	AMENDMENT OR SUSPENSION OF THIS PLAN; AMENDMENT OF OUTSTANDING AWARDS

(a) Amendment or Suspension of this Plan. The Board of Directors may amend or suspend this Plan at any time; however, no amendment may be adopted without the consent of the Company’s shareholders that would:

(i) increase the aggregate number of Shares that may be issued under this Plan;

(ii) modify the requirements affecting eligibility to participate in this Plan; or

(iii) materially increase the benefits accruing to corporate insiders under this Plan.

The preceding sentence is intended solely to satisfy the requirements of Code Section 422, and it is not intended to confer upon Participants any rights to have this Plan continued without amendment.

Shareholder approval for any such amendment will also be required only to the extent necessary (i) to preserve the deductibility of compensation associated with any Award for federal income tax purposes under Section 162(m) of the Code and (ii) to comply with any limitations upon amendments as may be imposed by a stock exchange on which the Shares are then traded.

(b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

14.  NONASSIGNABILITY

      Unless otherwise determined by the Committee, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order and (ii) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative.

15.  GOVERNING LAW

      The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Ohio.

16.  RIGHTS OF EMPLOYEES

      Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company’s right to terminate any Participant’s employment at will.

17.  TERMINATION DATE

      This Plan will continue in effect until December 31, 2009.

PHONETEL TECHNOLOGIES, INC.
North Point Tower, 7th Floor
1001 Lakeside Avenue
Cleveland, Ohio 44114-1195

REVOCABLE PROXY

The undersigned hereby appoints Thomas M. Barnhart II and Eugene I. Davis, or either of them, as proxies and agents of the undersigned, each with the power of substitution and resubstitution and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, par value $.01 of PhoneTel Technologies, Inc. held of record on June 9, 2000 by the undersigned, at the Annual Meeting of Shareholders to be held on July 18, 2000 or any adjournment thereof.

1.	ELECTION OF BOARD OF DIRECTORS

[ ] FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)
Thomas M. Barnhart II, John D. Chichester, Eugene I. Davis, Peter G. Graf and Kevin Schottlaender

2.	AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 15,000,000 TO 45,000,000.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE AUTHORITY TO ISSUE 5,000,000 SHARES OF PREFERRED STOCK.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	AMENDMENT TO 1999 MANAGEMENT INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(Continued, and to be dated and signed, on the other side)

(Continued from the other side)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all proposals. If any other matters are properly presented at the Meeting for action to be taken thereunder, this proxy will be voted on such matters by the persons named as Proxies herein in accordance with their best judgment.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:	, 2000

Signature

Signature if Held Jointly

(Important: Please sign your name as it appears hereon and indicate, where proper, your official position or representative capacity. In case of joint holders, both should sign.)

[ ]	Yes, I plan to attend the meeting.

[ ]	No, I do not plan to attend the meeting.

THIS PROXY IS SOLICITED
ON BEHALF OF
THE BOARD OF DIRECTORS